EXHIBIT 99.1

Rekor Systems CEO Robert A. Berman Issues Letter to Shareholders Outlining Strategic Business Plan

Letter Details Key Advancements in Intelligent Infrastructure, Municipal Projects, and Long-term Growth Opportunities

COLUMBIA, Md. — January 31, 2022 / Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor" or the “Company”), a global AI technology company with a mission to build safer, smarter, and more efficient cities through intelligent infrastructure, announced today that CEO Robert A. Berman, has issued a letter to shareholders recapping strategic business plans and recent advancements that have positioned the Company for future growth.

In the letter, Mr. Berman provides an assessment of the unwanted impact that heavy traffic and congestion have had across the United States and how Rekor’s solutions can quickly and efficiently address problems in a truly sustainable way. The letter also recaps an unbiased assessment of market of opportunities by KPMG, the launch of intelligent infrastructure projects across multiple states, and insight on a privacy filter developed by the Company that enables sensors to collect and analyze rich data sets that can be securely shared with multiple agencies for use in traffic management, incident response, planning, and maintenance functions.

Mr. Berman’s letter to shareholders details many commercial and public sector use cases where the strength of Rekor’s innovative products and solutions addresses clients’ many and diverse business problems. It highlights various business and development opportunities for Rekor’s AI software in traffic management and compliance that have allowed the company to develop a single unified platform that can execute multiple client missions and represent significant revenue opportunities for the Company.

This summary of the January 2022 letter to Rekor shareholders is not intended to be complete, and the Company urges its shareholders and other interested parties to read the letter in full, which is linked to in this press release and/or by visiting its website.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekorsystems.com

Media Contact:

Robin Bectel

REQ for Rekor

rekor@req.co